F:\BUD\CCC Globalcom\8-k Equ3.wpd


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of The Securities Exchange
                     Act of 1934.

                               April 5, 2001
        ----------------------------------------------------------------
               Date of Report (Date of earliest event reported)


                           CCC GLOBALCOM CORPORATION
                           -------------------------
          (Name of Small Business Issuer as specified in its charter)

                  Nevada                              36-36939936
                  ------                              -----------
                  (State or other jurisdiction of(I.R.S. employer incorporation or organization identification No.)

                          SEC File Number 33-30365-C

     1250   Wood   Branch   Park   Drive,   6th   Floor,   Houston,   TX   77079
-----------------------------------------------------------      (Address     of
principal executive offices) -

        Registrant's telephone no., including area code: (281) 529-4600
       ----------------------------------------------------------------



              16350 Park Ten Place, Suite 241, Houston, TX 77084 (Former name or former address, if changed since last report)

Item 2.   Acquisitions or Disposition of Assets

      On April 5, 2001, CCC GlobalCom Corporation (OTCBB: CCGC) acquired selected assets from Equalnet Communications Corp. (OTCBB: ENET). The assets acquired include: a customer base of approximately 30,000 long distance customers, 65 employees, and telecommunication hardware switching equipment and networks. CCC GlobalCom and Equalnet will combine the operations into 32,000 square feet of office space previously occupied by Equalnet. Additionally, CCC GlobalCom purchased two Siemans and one debit card switch from d-Tel Network, LLC for $750,000 cash.

      The purchase price for the acquired assets was approximately $8,750,000, payable as follows:

      Cash                    $ 1,250,000
      Assumed Liabilities     $ 7,500,000

      The acquisition was funded in part by a $10,000,000 revolving line of credit provided by RFC Capital.


Item 7. Financial Statements and Exhibits

     A. Financial Statements. As of the date of the initial Form 8-K filing relating to the --------------------- acquisition described in Item 2, it was impractical for CCC Globalcom to provide the financial statements required by this Item 7(a). On June 18, 2001, the following financial statements were filed:

      Proforma Balance Sheet at March 31, 2001
      Proforma Statement of Operations for the year ended December 31, 2000 Proforma Statement of Operations for the three months ended March 31, 2001 Audit Financial Statements of Equalnet for the year ended June 30, 2000.

      Attached hereto are the consolidated financial statements of Equalnet Communications Corp and subsidiaries for the year ended June 30, 1999.

      B.   Exhibits.
          ---------

      10.1   Asset Purchase Agreement *
      10.2   First Amendment to Asset Purchase Agreement *

*Previously filed

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 18, 2001                      CCC GLOBALCOM CORPORATION


                                            By /s/ Ziad A. Hakim
                                        ----------------------------------
                                        Ziad A. Hakim,CEO

EQUALNET COMMUNICATIONS CORP.
AND SUBSIDIARIES
June 30, 2000 and 1999
Consolidated Financial Statements

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Index to Consolidated Financial Statements


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                                                                            Page


Independent Auditors' Report                                   F-2


Consolidated Balance Sheet                                     F-3


Consolidated Statement of Operations                           F-4


Consolidated Statement of Stockholders' Deficit                F-5


Consolidated Statement of Cash Flows                           F-7


Notes to Consolidated Financial Statements                     F-8
------------------------------------------------------------------------------




------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                             F-1

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                   INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Equalnet Communications Corp. and Subsidiaries


We have audited the consolidated balance sheet of Equalnet Communications Corp. and Subsidiaries (the Company) as of June 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Equalnet Communications Corp. and Subsidiaries as of June 30, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to that matter are also described in note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                    TANNER + CO.

Salt Lake City, Utah
June 27, 2001

------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                             F-2

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                 Consolidated Balance Sheet


------------------------------------------------------------------------------



                                          March 31,       June 30,
                                             2001
                                                    --------------------
                                          (unaudited)  2000      1999
                                          ------------------------------
     Assets
     ------
Current assets:
  Cash                                    $  261,000$  180,000$  266,000
  Accounts receivable, net                 3,045,000 3,260,000 7,873,000
  Other current assets                       206,000   129,000   873,000
                                          ------------------------------

      Total current assets                 3,512,000 3,569,000 9,012,000

Property and equipment, net                1,569,000 5,021,00012,433,000
Customer acquisition costs, net                    -         - 3,862,000
Other assets                                       -         -   407,000
                                          ------------------------------

      Total assets                        $5,081,000$8,590,000$25,714,000
                                          ------------------------------

------------------------------------------------------------------------

     Liabilities and Stockholders' Equity (Deficit)
     ----------------------------------------------
Current liabilities:
  Accounts payable                        $11,519,00$9,576,000$3,991,000
  Accrued liabilities                      4,852,000 4,560,000 5,749,000
  Debt in default                          5,791,000 7,666,000 8,907,000
  Contractual obligations with regard
    to receivable sales agreement          5,523,000 5,523,000 3,339,000
                                          ------------------------------

      Total current liabilities           27,685,00027,325,00021,986,000

Commitments and contingencies                      -         -         -

Stockholders' equity (deficit):
  Preferred stock $.01 par value; 5,000,0012,399,00012,399,00016,153,000
  Common stock $.01 par value; 200,000,000 shares
    authorized; 42,300,939 and 28,437,983 shares
    issued and outstanding, respectively     424,000   424,000   284,000
  Additional paid-in-capital              58,091,00058,091,00049,859,000
  Treasury stock 38,504 and 408,702 shares, a(45,000)  (45,000) (232,000)
  Deferred compensation                            -         -   (20,000)
  Accumulated deficit                     (93,473,00(89,604,00(62,316,000)
                                          ------------------------------

      Total stockholders' equity (deficit)(22,604,00(18,735,0003,728,000
                                          ------------------------------

      Total liabilities and stockholders' $5,081,000$8,590,000$25,714,000
                                          ------------------------------



------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                             F-3

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                       Consolidated Statement of Operations


------------------------------------------------------------------------------




                                    Nine Months
                                    Ended March 31Year Ended June 30,
                                                ------------------------
                                        2001        2000        1999
                                    (unaudited)
                                    ------------------------------------

Sales                               $ 13,933,000$ 26,051,000$ 32,436,000
Cost of sales                          8,722,000  19,140,000  30,528,000
                                    ------------------------------------

     Gross profit                      5,211,000   6,911,000   1,908,000
                                    ------------------------------------

Expenses:
  Selling, general and administrative  6,538,000  15,525,000  13,372,000
  Depreciation and amortization        1,952,000   7,378,000  10,559,000
  Write-down of long lived assets              -   7,639,000   3,070,000
                                    ------------------------------------

                                       8,490,000  30,542,000  27,001,000
                                    ------------------------------------

     Loss from operations             (3,279,000)(23,631,000)(25,093,000)

Other income (expense):
  Interest expense                      (590,000) (1,630,000) (2,827,000)
  Other                                        -           -     (91,000)
                                    ------------------------------------

     Other income (expense)             (590,000) (1,630,000) (2,918,000)
                                    ------------------------------------

     Loss before provision for income taxes and
       extraordinary item             (3,869,000)(25,261,000)(28,011,000)

Provision for income taxes                     -           -           -
                                    ------------------------------------

     Loss before extraordinary item   (3,869,000)(25,261,000)(28,011,000)

Extraordinary gain on forgiveness of debt, net of
  taxes of $0.                                 -           -  10,022,000
                                    ------------------------------------

     Net loss                       $ (3,869,000$(25,261,000$(17,989,000)
                                    - ----------
                                    ------------------------------------

Preferred stock dividends and deemed$distributio$s(2,027,000$ (4,177,000)

                                    ------------------------------------

Net loss applicable to common shareh$(3,869,000)$(27,288,000$(22,166,000)
                                    ------------
                                    ------------------------------------

Loss per common share - basic and diluted      $           $           $
                                          (0.09)      (0.82)      (1.11)
                                    ------------------------------------

Weighted average common shares - basic42,301,000ed33,307,000  19,936,000
                                    ------------------------------------



------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                             F-4

     EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

     EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Statement of Stockholders' Equity (Deficit)

                                              Years Ended June 30, 2000, 1999
                                          and Period Ended March 31, 2001
                                          (unaudited)
------------------------------------------------------------------------------



     Additional  Preferred Common Paid-In Treasury  Deferred  Accumulated  Stock
Stock        Capital        Stock        Compensation        Deficit       Total
--------------------------------------------------------------------------

     Balance   July  1,   1998  $   5,000,000$   218,000$38,827,000$   (817,000$
(116,000$(40,154,00$2,958,000

     Stock and warrants issued for: Cash - 45,000 2,711,000 - - - 2,756,000 Acquisition - 11,000 1,790,000 - - - 1,801,000 Severance - 1,000 49,000 - - -
50,000 Services - 4,000 325,000 - - - 329,000 Director fees - 1,000 67,000 - - -
68,000 Settlement of claim - 4,000 672,000 - - - 676,000

     Forfeiture of shares of stock granted to emp-oyees - (49,000) (11,000) 60,000 - -

     Deferred compensation amortization - - - - 36,000 - 36,000

     Exchange of common stock for preferr1,889,000 - -(1,689,000) - - 200,000

     Issuance of preferred stock for: Cash 500,000 - - - - - 500,000 Acquisition 5,497,000 - - - - - 5,497,000 Debt 2,800,000 - - - - - 2,800,000

     Preferred stock dividends and benefici467,000ersion - 3,582,000 - - (4,173,000) (124,000)

     Issuance of warrants with debt - - 479,000 - - - 479,000

     Issuance of treasury stock to bankruptcy tru-t - 529,000 2,285,000 - - 2,814,000

     Beneficial conversion of convertible debt - - 450,000 - - - 450,000

     Relief of debt by significant shareholder - - 427,000 - - - 427,000

     Net       loss       -      -       -      -       -(17,989,000(17,989,000)
--------------------------------------------------------------------------



See accompanying notes to consolidated financial statements


-------------------------------------------------------------------------------


------------------------------------------------------------------------------


     See accompanying notes to consolidated financial statements. F-5

     EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

     EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Statement of Stockholders' Equity (Deficit) Continued

------------------------------------------------------------------------------



     Additional  Preferred Common Paid-In Treasury  Deferred  Accumulated  Stock
Stock        Capital        Stock        Compensation        Deficit       Total
--------------------------------------------------------------------------

     Balance,   June  30,   1999   16,153,000   284,000   49,859,000   (232,000)
(20,000(62,316,000)3,728,000

     Preferred stock beneficial conversion - - 880,000 - - (880,000) -

     Conversion of Preferred stock into common stock: Series A (1,263,000) 47,000 975,000 241,000 - - - Series B (3,000,000) 15,000 2,985,000 - - - -
Series D (131,000) 14,000 117,000 - - - - Series E (500,000) 8,000 492,000 - - -
-

     Stock  issued for:  Cash - 20,000  675,000 - - - 695,000  Services - 19,000
602,000 - - - 621,000  Payable - 3,000 24,000 - - - 27,000  Acquisition - 13,000
558,000 - - - 571,000

     Exercise of common stock options - 1,000 25,000 - - - 26,000

     Stock acquired for treasury stock - - - (54,000) - - (54,000)

     Stock options and warrants issued for servic-s - 899,000 - - - 899,000

     Dividends: Stock 1,140,000 - - - - (1,140,000) - Cash for fraction shares -
- - - - (7,000) (7,000)

     Deferred compensation amortization - - - - 20,000 - 20,000

     Net       loss       -      -       -      -       -(25,261,000(25,261,000)
--------------------------------------------------------------------------

     Balance,   June   30,   2000   12,399,000   424,000   58,091,000   (45,000$
(89,604,000(18,735,000)

     Net    loss    (unaudited)    -   -    -    -    -    (3,869,000(3,869,000)
--------------------------------------------------------------------------

     Balance, March 31, 2001 (unaudited$12,399,000$  424,000$58,091,000$ 45,000$
$93,473,000$(22,604,000)
--------------------------------------------------------------------------   See
accompanying notes to consolidated financial statements

-------------------------------------------------------------------------------


------------------------------------------------------------------------------


     See accompanying notes to consolidated financial statements. F-6

     EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES



------------------------------------------------------------------------------


     See accompanying notes to consolidated financial statements. F-7

     EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

     Consolidated Statement of Cash Flows


------------------------------------------------------------------------------



                                       Nine Months
                                          Ended
                                       March 31, 20Year Ended June 30,
                                                  ----------------------
                                       (unaudited)   2000       1999
                                       ---------------------------------

Cash flows from operating activities:
  Net loss                             $(3,869,000$(25,261,00$(17,989,000)
                                       -----------
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities:
   Depreciation and amortization         1,952,000  7,378,000 10,559,000
   Amortization of unearned compensation         -     20,000     35,000
   Issuance of common stock options and warrants
     for services                                -  1,520,000    195,000
   Provision for bad debt                1,171,000  4,146,000  6,414,000
   Write-down of assets                          -  7,639,000  3,070,000
   Extraordinary gain on forgiveness of debt     -          -(10,022,000)
   Interest charge on convertible debt issued at -iscount   -    665,000
   Stock and warrants issued for settlement of cl-im        -    676,000
   (Increase) decrease in:
     Receivables                          (956,000)  (154,000)(4,242,000)
     Other receivables                           -    472,000     (7,000)
     Other current assets                  (77,000)   272,000     97,000
     Other assets                                -    407,000    649,000
   Increase (decrease) in:
     Accounts payable and accrued liabili2,235,000  4,540,000  6,009,000
                                       ---------------------------------

        Net cash provided by (used in)
        operating activities               456,000    979,000 (3,891,000)
                                       ---------------------------------

Cash flows from investing activities:
  Purchase of property and equipment             -   (634,000)  (628,000)
  Cash paid for acquisitions of business and asse-s  (157,000)  (555,000)
                                       ---------------------------------

        Net cash used in
        investing activities                     -   (791,000)(1,183,000)
                                       ---------------------------------

Cash flows from financing activities:
  Proceeds from issuance of common stock and warr-nts 695,000 2,758,000 (Decrease) increase debt in default, in notes
    payable and long-term debt            (375,000)(1,441,000)   418,000
  Proceeds from exercise of common stock options -     26,000          -
  Dividends paid                                 -     (7,000)         -
  Net proceeds on contractual obligations with regards
    to receivables sales agreement               -    507,000  1,004,000
  Treasury stock                                 -    (54,000)         -
  Proceeds from issuance of preferred stock      -          -    500,000
  Proceeds from exchange of common stock for
    preferred stock                              -          -    200,000
                                       ---------------------------------

      Net cash (used in) provided by
      financing activities                (375,000)  (274,000) 4,880,000
                                       ---------------------------------

Net increase (decrease) in cash             81,000    (86,000)  (194,000)

Cash, beginning of period                  180,000    266,000    460,000
                                       ---------------------------------


------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.
                                                                             F-8

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



  Net loss                             $(3,869,000$(25,261,00$(17,989,000)
                                       ---------------------------------

Cash, end of period                    $   261,000$   180,000$   266,000
                                       ---------------------------------
                                 Notes to Consolidated Financial Statements

                                                        Year Ended June 30, 2000
------------------------------------------------------------------------------


     1.   Organization  and  Summary  of   Significant   Accounting   Policies
Organization Equalnet Communications Corp., formerly Equalnet Holding Corp., (the Company) was a national long-distance telephone company which provided services to small commercial and residential accounts nationwide. Subsequent to June 30, 2000, the Company has filed bankruptcy petitions, sold substantially all of its assets, and no longer has any operations (see notes 2 and 19).


The Company has four wholly-owned subsidiaries, EqualNet
Corporation (EqualNet), USC Telecom, Inc. (USC Telecom), Netco
Acquisition Corp. (Netco), and Freecaller Communications
Corporation (Freecaller).


Principles of Consolidation
The consolidated financial statements include the accounts of all majority-owned and controlled subsidiaries of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.


Concentration of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses.


Cash and Cash Equivalents
For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.


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                                                                             F-9

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     1. Organization and Summary of Significant Accounting Policies Continued Property and Equipment Property and equipment are recorded at cost, less accumulated depreciation. Additions of new equipment and major replacements of existing equipment are capitalized. Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the various classes of assets, which range from four to ten years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. Minor expenditures for maintenance and repairs are expensed when incurred. Gains and losses on sale or disposal of property and equipment are reflected in operations.


Customer Acquisition Costs
Customer acquisition costs represented the direct costs of an acquired billing base of customer accounts and orders bought on an individual basis from certain agents or telemarketers. These costs were amortized by applying the Company's attrition rate associated with the acquired customers each month against the unamortized balance of the previous month (declining balance method) over the expected life of the customer base of five years or less, switching to the straight-line method when the straight-line method resulted in greater amortization. Customer acquisition costs were determined to be impaired at June 30, 2000 and were written off. Accumulated amortization at June 30, 1999 was approximately $19.7 million.


Revenue Recognition
The Company recognizes revenue in the month customers complete telephone calls.


Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through undiscounted future cash flows. If it is determined that an impairment loss has occurred based on expected cash flows, such loss is recognized in the statement of operations.


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                                                                            F-10

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




The Company had non-cash write-downs of assets during the years ended June 30, 2000 and 1999 in the amount of approximately $7,639,000 and $3,070,000, respectively.

     1. Organization and Summary of Significant Accounting Policies Continued

Income Taxes
The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


Earnings Per Share
The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Options and warrants to purchase 14,796,315 and 5,399,539 shares of common stock at prices ranging from $.18 to $7.50 per share were outstanding at June 30, 2000 and 1999, options and warrants were not included in the diluted earnings per share calculation because the effect would have been antidilutive.


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                                                                            F-11

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




Use of Estimates in the Preparation of Financial Statements The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Reclassifications Certain amounts in the 1999 financial statements have been reclassified to conform with the presentation of the current year financial statements. A reclassification of $8,349,000 of current and long-term debt was reclassified to debt in default as of June 1999.

     1. Organization and Summary of Significant Accounting Policies Continued

Unaudited Information
In the opinion of management, the accompanying unaudited financial statements for the nine months ended March 31, 2001 contain all adjustments (consisting only of normal recurring items) necessary to present fairly the results of operations and cash flows for the nine month period ended March 31, 2001. Results for the interim period does not necessarily indicate results which may be expected for any other interim or annual period.


     2. Bankruptcy Filings The Company and its subsidiaries, EqualNet, NetCo, and USC Telecom, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code) on August 9, 2000 (the petition date) in the United States Bankruptcy Court for the Southern District of Texas (Bankruptcy Court), Houston, Texas. In January 2001, the Company exchanged in foreclosure switching equipment with a book value of $1,500,000 for notes in default totaling $1,500,000. Effective April 5, 2001 as part of a reorganization, substantially all of the assets of the Company were sold to CCC GlobalCom Corporation for $500,000 cash plus assumption of certain liabilities totaling $7,500,000. It is not known when or if the Company will emerge from bankruptcy protection.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




On September 10, 1998, EqualNet, filed for relief under Chapter 11 of the Bankruptcy Code in Bankruptcy Court. Pursuant to Section 1107 and 1108 of the Bankruptcy Code, EqualNet managed its assets and operated its business as a debtor-in-possession pending confirmation of its reorganization plan, which plan was confirmed on April 28, 1999. As a result of the plan of reorganization, the Company recognized an extraordinary gain of approximately $10,022,000 from the forgiveness of debt during the year ended June 30, 1999.


     3. Going Concern At June 30, 2000, the Company has a working capital deficit, a stockholders' deficit, and has suffered recurring losses. In addition, subsequent to year end, the Company filed a petition for bankruptcy (see note 2). These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effect on recoverability of assets or amounts of liabilities that might result from the outcome of this uncertainty. 3. Going Concern Continued Management intends to continue to work through the Bankruptcy Court and is considering merger possibilities with businesses that might value the public entity. However, there can be no assurance they will be successful.


     4. Detail of Certain Balance Sheet Accounts Receivables and preferred stock consist of the following at June 30:


                                2000       1999
                             ----------------------
Receivables:
   Trade receivables         $ 5,399,000$ 8,273,000
   Allowance for doubtful     (2,139,000)  (400,000)
accounts
                             ----------------------

                             $ 3,260,000$ 7,873,000
                             ----------------------



------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------





Preferred stock:
Series A
2,500 shares authorized, 869 and
2,030 shares issued and
outstanding, respectively        869,000  2,030,000

Series B
3,000 shares authorized, 0 and
3,000 shares issued and
outstanding, respectively              -  3,000,000



Series C
--------
300,000 shares authorized,
227,950 and 211,946 shares
issued and outstanding,        6,269,000  5,826,000
respectively

Series D
6,500 shares authorized, 3,994
and 3,906 shares issued and
outstanding, respectively      2,264,000  2,047,000

     4. Detail of Certain Balance Sheet Accounts Continued

Series E
900,000 shares authorized, 0 and
833,333 shares issued and
outstanding, respectively              -    500,000

Series F
6,500 shares authorized, 3,392
and 3,142 shares issued and
outstanding, respectively      2,997,000  2,750,000
                             ----------------------

                             $12,399,000$16,153,000
                             ----------------------




------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     5. Property and Equipment Property and equipment is recorded at cost and consisted of the following at June 30:


                                2000       1999
                             ----------------------

Telecommunications switches  $ 2,821,000$13,390,000
Computer equipment             5,202,000  4,955,000
Furniture and fixtures         1,209,000  1,209,000
Leasehold improvements         1,255,000  1,247,000
                             ----------------------

                              10,487,000 20,801,000
Less accumulated depreciation
  and amortization            (5,466,000)(8,368,000)
                             ----------------------

                             $ 5,021,000$12,433,000
                             ----------------------




------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




     6. Debt in Default

Debt in default consists of the following at June 30:


                                2000       1999
                             ----------------------

Note payable to a company in thirty-six monthly installments of approximately $159,000 including interest at an index rate based on the US Treasury rate plus 6.42%, secured by certain assets of the Company, and guaranteed by an officer/shareholder of the Company. The note matures March 2001. Subsequent to year end this note was assigned to a company indirectly owned in part by the guarantor and foreclosed upon (see note 19)$ 4,123,000$ 5,167,000

Note payable to a company bearing interest at prime plus 5%, secured by assets, customer base and the stock of EqualNet and USC Telecom owned by the Company, matures July 21, 2000. Due to the Company being in violation of certain loan covenants, and the passed maturity date the note is classified as 1,197,000  1,390,000
default.

Note payable to a company in monthly installments of $41,667, including interest at prime plus 5%, secured by assets and customer base of the Company, matures June 29, 2001. Due to the Company being in violation of certain loan covenants, and the passed maturity date the note is classified as debt in default. 1,000,000 1,115,000



Note payable to a financial institution bearing interest at a rate of prime plus 2.5%, was due on February 28, 1999, and is secured by the assets of USC Telecom. The Company is currently in default on this note and the debt is classified a559,000in 558,000 default.



------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




Note payable to a company owned by a major shareholder for certain advances made on behalf of the Company bearing interest at a rate of 11% and is due December 31, 2000. The note is secured by assets of the Company. The note is classified as debt in default due to the violation of certain loan covenan444,000the 322,000 passed maturity date

     6. Debt in Default Continued


Unsecured note payable to a company bearing interest at a rate of 12% and is due on July 1, 2000. The note is classified as debt in default due to the Company subsequently filing for bankruptc200,000 -

Note payable to a company in thirty-six monthly installments of approximately $7,000 including interest at prime plus 5%, with a balloon payment at the maturity date
of the note which is May 31, 2001143,000    355,000
                             ----------------------

                             $ 7,666,000$ 8,907,000
                             ----------------------



     7. Contractual Obligations with Regards to Receivable Sales Agreement EqualNet and USC Telecom have entered into an arrangement with RFC Capital Corporation (formerly Receivables Funding Corp.) (RFC) which is essentially a receivable purchase arrangement which based borrowing capacity on a percentage of outstanding receivables up to a specified maximum of $11,500,000 for EqualNet and $750,000 for USC Telecom. The agreements allow RFC to cease funding new receivables without prior written notice. A program fee applies to the outstanding balance of net purchased receivables equal to the prime rate plus 4%. The aggregate total owed to RFC under these agreements at June 30, 2000 and 1999 is $5,523,000 and $3,339,000, respectively.



------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     8. Capital Stock As of June 30, 2000 the Company has authorized 200,000,000 shares of $.01 par value common stock and 5,000,000 shares of $.01 par value preferred stock. In addition, a one-for-ten reverse stock split has been approved by the shareholders to be implemented at a future date at the discretion of the Board of Directors.

     8. Capital Stock Continued Series A Preferred Stock During fiscal year 1998 the Company issued 2,000 shares of Series A Convertible Preferred Stock (Series A Preferred) valued at $2,000,000 and had 869 and 2,030 shares of Series A Preferred with a stated value of $1,000 per share outstanding at June 30, 2000 and1999, respectively. Series A Preferred dividends are cumulative at the rate of $60 per year, payable quarterly in either cash or additional shares of Series A Preferred. The Holders of Series A have the right to convert their shares into the Company's common stock based upon a formula which, subject to the Company's listing on a national exchange, will not be less than $0.75 per share of common stock. A deemed distribution of approximately $2,000,000 was recorded during the year ended June 30, 1999. Should the Company be delisted from all national exchanges, the conversion floor is removed and the conversion formula of 85% of the Average Market Price has no lower conversion price per share limit. The Series A Preferred has a per share $1,000 liquidation preference plus accrued and unpaid dividends. Series A Preferred is redeemable at a rate of $1,000 per share at the option of the holder when certain events, which are in control of the Company, occur. Series A Preferred ranks senior to the Company's other series of preferred stock in liquidation preference


The Company issued 102 and 30 shares of Series A Preferred stock as dividends during the years ended June 30, 2000 and 1999, respectively. In addition, holders of Series A Preferred converted 1,263 shares of Series A Preferred into 5,190,912 shares of common stock during the year ended June 30, 2000.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




Series B Preferred Stock
During fiscal year 1998, the Company issued 3,000 shares of Series B Convertible Preferred Stock (Series B Preferred) valued at $3,000,000. During the year ended June 30, 2000 all of Series B Preferred was converted into 1,500,000 shares of common stock. No dividends were paid on Series B Preferred during the years ended June 30, 2000 and 1999.

     8. Capital Stock Continued

Series C Preferred Stock
During fiscal year 1999 the Company the Company issued 196,553 shares of Series C Senior Convertible Preferred Stock (Series C Preferred) valued at approximately $5,405,000 in connection with an acquisition. In addition, the Company issued 5,358 shares of Series C Preferred valued at approximately $147,000 in January 1999 as additional purchase consideration.


As of June 30, 2000 and 1999, the Company had 227,950 and 211,946 shares outstanding. Series C Preferred is non-voting and is convertible, at the holder's option, into ten shares of the Company's common stock, and has a liquidation preference of $27.50 per share, plus any accrued and unpaid dividends. Holders of Series C Preferred are entitled to receive dividends at the rate of $2.00 per year, payable quarterly in either cash or additional shares of Series C Preferred. Series C Preferred is redeemable after July 22, 1999, at the Company's option at a rate of approximately $28.19 per share of Series C Preferred if the Company's common stock is trading above $3.44 per share on a quoted national exchange. Series C Preferred is junior in liquidation preference to Series A Preferred and Series B Preferred.


The Company issued 16,004 and 10,035 shares of Series C Preferred stock as dividends during the years ended June 30, 2000 and 1999, respectively.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     8. Capital Stock Continued

Series D Preferred Stock
During fiscal year 1999 the Company issued 3,750 shares of Series D Senior Convertible Preferred Stock (Series D Preferred) value at approximately $1,889,000. Series D Preferred dividends are cumulative at the rate of $60 per year, payable in either cash or additional shares of Series D Preferred. The Holders of Series D have the right to convert their shares into the Company's common stock based upon a formula which, subject to the Company's listing on a national exchange, will not be less than $0.75 per share of common stock. A deemed distribution of approximately $986,000 was recorded during the year ended June 30, 1999. Should the Company be delisted from all national exchanges, the conversion floor is removed and the conversion formula of 85% of the Average Market Price has no lower conversion price per share limit. The Series D Preferred has a $1,000 liquidation preference plus accrued and unpaid dividends. Series D Preferred is redeemable at a rate of $1,000 per share at the option of the holder when certain events, which are in control of the Company, occur. Series D Preferred is junior in liquidation preference to Series A, B, and C Preferred.


The Company issued 348 and 156 shares of Series D Preferred stock as dividends during the years ended June 30, 2000 and 1999, respectively. In addition, holders of Series D Preferred converted 260 shares of Series D Preferred into 1,398,620 shares of common stock during the year ended June 30, 2000.


Series E Preferred Stock
During fiscal year 1999 the Company issued 833,333 shares of Series E Convertible Preferred Stock (Series E Preferred) valued at $500,000. During the year ended June 30, 2000 all of Series E Preferred was converted into 833,333 shares of common stock. No dividends were paid on Series E Preferred during the years ended June 30, 2000 and 1999, respectively.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     8. Capital Stock Continued

Series F Preferred Stock
During fiscal year 1999 the Company issued 3,142 shares of Series F Senior Convertible Preferred Stock (Series F Preferred) valued at approximately $2,747,000. Series F Preferred dividends are cumulative at the rate of $60 per year, payable in either cash or additional shares of Series F Preferred. The Holders of Series F have the right to convert their shares at a discounted price. A deemed distribution of approximately $880,000 and $596,000 was recorded during the years ended June 30, 2000 and 1999, respectively. Holders of Series F Preferred have the right to convert their shares of Series F Preferred into shares of the Company's into the Company's common stock based upon a formula which, subject to the Company's listing on a national exchange, will not be less than $0.75 per share of common stock. Should the Company be delisted from all national exchanges, the conversion floor is removed and the conversion formula of 85% of the Average Market Price has no lower conversion price per share limit. The Series F Preferred has a $1,000 liquidation preference plus accrued and unpaid dividends. Series F Preferred is redeemable at a rate of $1,000 per share at the option of the holder when certain events, which are in control of the Company, occur. Series F Preferred is junior in liquidation preference to Series A, B, C, and D Preferred.


The Company issued 250 shares of Series F Preferred during the year ended June 30, 2000 as dividends.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




Stock Purchase Plan
During 1995, the Company adopted the EqualNet Holding Corp. Employee Stock Purchase Plan (the Stock Purchase Plan) in which substantially all employees are eligible to participate. The Stock Purchase Plan provides eligible employees of the Company and its subsidiaries an opportunity to purchase shares of Common Stock through after-tax payroll deductions. The Company will match an amount equal to 15% of each participant's contribution. The Stock Purchase Plan is administered by an independent administrator which purchases shares of Common Stock on the open market with the amounts contributed by the participants and the matching contributions made by the Company.


     9. Stock Option Plan and Warrants Stock Option and Restricted Stock Plan The Company has a Stock Option and Restricted Stock Plan (the Option Plan). The Option Plan is administered by a committee appointed by the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option. Under the Option Plan, the committee may grant restricted stock awards or options to purchase up to an aggregate of 4,000,000. In March of 2000 the Plan was amended to increase the aggregate number of shares available for grant to 7,000,000.


The Option Plan provides for the grant of stock options and restricted stock. Restricted stock may be issued to employees for no payment by the employee or for a payment below fair market value on the date of grant. The restricted stock is subject to certain restrictions described in the Option Plan, with no restrictions continuing for more than five years from the date of the award. The Company granted 3,000 restricted stock awards for shares of Common Stock to certain key employees, none of whom is a director or executive officer of the Company as of June 30, 2000. These employees were not required to make any payment for these restricted stock awards. During the year ended June 30, 2000, 3,636 shares of common stock were received into treasury stock resulting from the forfeiture of restricted stock awards.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




Non-Employee Director Stock Option Plan
The Company has a Non-Employee Director Stock Option Plan (the Director Option
Plan). The Director Option Plan is administered by the Board of Directors. Pursuant to the Director Option Plan, each non-employee director receives options to purchase a number of shares of common stock equal to $60,000 divided by the fair market value of stock on the day before elected as a director and options to purchase a number of shares of common stock equal to $30,000 divided by the fair market value of stock the day before each annual meeting.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




     9. Stock Option Plan and Warrants Continued

Information regarding stock options and warrants is summarized below:


                                          Range of
                                          Exercise
                        Number of Number oPrice Per
                         Options  Warrants  Share
                        ---------------------------

Outstanding at July 1, 1998180,0001,788,16$    .25 - 7.50

   Granted               2,135,0001,838,73.25 - 2.50
   Expired or forfeited   (414,000)      -.25 - 4.25
   Exercised              (128,000)      -.25 -   .44
                        ---------------------------

Outstanding at June 30, 11,773,0003,626,89.25 - 7.50
   Granted               4,125,0006,972,50.18 - 1.50
   Expired or forfeited (1,587,084)      -.25 - 1.88
   Exercised              (114,000)      -.25 -   .48
                        ---------------------------

Outstanding at June 30, 24,196,91610,599,3$9   .18 - 7.50
                                              71.25
                        ---------------------------



The Company adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for stock options granted to employees. Had compensation expense for the Company's stock options been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's results of operations would have been reduced to the pro forma amounts indicated below at June 30:


                               2000        1999
                           ------------------------

Net loss - as reported     $(27,288,000$(22,166,000)
Net loss - pro forma       $(27,425,000$(22,336,000)
Loss per share - as reported          $           $
                                  (.82)      (1.11)
Loss per share - pro forma            $           $
                                  (.82)      (1.12)



------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




     9. Stock Option Plan and Warrants Continued

The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions at June 30:


                               2000        1999
                           ------------------------

Expected dividend yield    $           $      -           -
Expected stock price volatility    150%        210%
Risk-free interest rate              6%          6%
Expected life of options        7 years     9 years


The weighted average fair value of options granted during the years ended June 30, 2000 and 1999 is $.22 and $.33, respectively.


The following table summarizes information about stock options and warrants outstanding at June 30, 2000:


                 Outstanding           Exercisable
         ---------------------------------------------
                  Weighted
                   Average
                  RemainingWeighted          Weighted
Range of          ContractuaAverage           Average
Exercise  Number    Life   Exercise  Number  Exercise
 Prices  Outstandin(Years)   Price  ExercisablePrice
------------------------------------------------------

$     .189,657,000     5.99$    0.245,475,500$    0.25
 .44
 .48 - 1.03,718,482     3.54     0.873,557,732     0.88
1.13 - 1.88972,499     3.45     1.45  967,498     1.45
2.00 - 4.25348,334     2.55     2.26  348,334     2.26
7.50       100,000     1.34     7.50  100,000     7.50
------------------------------------------------------

$     .1814,796,315    5.10$    0.5710,449,06$    0.71
7.50
------------------------------------------------------




------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




     10. Income Taxes The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to loss before provision for income taxes for the following reasons as of June 30:


                               2000        1999
                           ------------------------

Federal income tax benefit at
  statutory rate           $  8,589,000$  6,116,000
State income tax benefit at
  statutory rate              1,213,000     863,000
Other                        (3,788,000)    (83,000)
Change in valuation allowance(6,014,000) (6,896,000)
                           ------------------------

                           $           $      -           -
                           ------------------------



Deferred tax assets (liabilities) are comprised of the following at June 30:


                               2000        1999
                           ------------------------

Net operating loss carryfor$a21,611,000$ 15,597,000
Amortization of acquisition co5,611,000   5,611,000
Write-off of goodwill           310,000     310,000
Allowance and reserves          860,000     860,000
Other                           188,000     188,000
                           ------------------------

                             28,580,000  22,566,000
Valuation allowance         (28,580,000)(22,566,000)
                           ------------------------

                           $           $      -           -

                           ------------------------



A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     10. Income Taxes Continued The Company has net operating loss carryforwards of approximately $63,561,000 at June 30, 2000 which are available to offset future taxable income which expire in 2012 through 2020. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of changes in the Company's ownership.


     11. Lease Obligat ions At June 30, 2000, the Company had a non-cancellable operating lease for office space. This lease obligation has subsequently been assumed by CCC Globalcom Corporation (see note 19). Future minimum operating lease payments are approximately as follows for the years ending June 30:



2001                                   $    373,000
2002                                        375,000
2003                                        375,000
2004                                        375,000
2005                                         62,000
                                       ------------

                                       $  1,560,000
                                       ------------


Lease expense was approximately $432,000 and $395,000 for the years ended June 30, 2000 and 1999.



------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     12. Savings Plan The Company sponsored a 401 (k) Plan (the Plan) which was open to all employees over the age of 21, after completion of six consecutive months of employment. Contributions to the Plan by the Company were at the discretion of the Company. Contributions made to the Plan for the years ended
June 30, 2000 and 1999 were approximately $26,000 and $10,000, respectively. During fiscal 2000, the Plan purchased approximately 873,000 shares of common stock of the Company for approximately $245,000. Subsequent to the year ended June 30, 2000, the Company's Board of Directors terminated the Plan.


     13. Supple mental Disclos ure of Cash Flow Informat ion The Company had the following noncash investing and financing activities during the years ended June 30:

2000

o issued common stock in satisfaction of certain accounts payable of $27,000.

o issued common stock from treasury with cost of $241,000 for satisfaction of conversion of preferred stock in the amount of $111,000, the Company recorded a $130,000 decrease in additional paid in capital.

o issued common stock of $4,783,000 in satisfaction of converstion of preferred stock.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




o acquired common stock into treasury of $51,000 from an officer for reimbursement of stock issued in settlement of an obligation of the officer.

o issued common stock in the amount of $234,000, assumed payables in the amount of $16,000 as well as assumed a note payable and contractual obligations with regards to receivables sales agreement in the amount of $1,677,000 for the acquisition of certain assets of another company. The Company recorded an increase to fixed assets in the amount of $180,000 and customer acquisition costs of $1,747,000.


o issued common stock in the amount of $337,000, assumed payables in the amount of $67,000, and contributed a receivable in the amount of $621,000 and increased fixed assets in the amount of $1,025,000.

o  issued preferred stock of $1,140,000 as dividends.


o increased additional paid in capital and accumulated deficit in the amount of $880,000 for the beneficial conversion feature related to certain preferred stock.

     13. Supple mental Disclos ure of Cash Flow Informat ion Continued

o issued a note payable of $200,000 in satisfaction of certain accounts payable.

1999

o issued preferred stock of $467,000 as well as increased accrued liabilities by $124,000 for satisfaction of dividends.

o acquired the assets of SA Telecommunications, Inc. totaling $10,147,000 in exchange for long term debt of approximately $4,095,000, preferred stock valued at $5,497,000, and cash of $555,000.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




o issued 350,000 shares of common stock and 150,000 warrants to purchase common stock in exchange for settlement of a claim totaling $676,000.


o acquired the assets of Limit, LLC dba ACMI totaling $1,803,000 in exchange for common stock of $1,727,000 and assumption of certain liabilities totaling $76,000.

o acquired customer list of Brittan Communications International Corporation in exchange for the assumption of $1,700,000 of long-term debt and warrants valued at $75,000.

o issued $479,000 worth of warrants in lieu of interest expense and as a cost to acquire capital.

o increased additional paid in capital and interest expense by $450,000 for the beneficial conversion feature related to debt.


o increased additional paid in capital and accumulated deficit in the amount of $3,582,000 for the beneficial conversion feature related to certain series of preferred stock.

o increased additional paid in capital and decreased debt by $427,000 due to related party debt discharged in bankruptcy.


o  issued preferred stock in exchange for treasury stock totaling
   $1,689,000.

     13. Supple mental Disclos ure of Cash Flow Informat ion Continued

Actual amounts paid for interest and income taxes are as follows for the years ended June 30:


                               2000        1999
                           ------------------------

Interest                   $  1,392,000$  2,395,000
                           ------------------------

Income taxes               $     15,000$                  -
                           ------------------------




------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------



     14. Related Party Transac tions The Company had the following related party transactions during the years ended June 30:

2000

o Consulting services were provided to the Company by a former employee in exchange for stock with a fair market value of approximately $101,000.

o Consulting services were provided by an officer/shareholder in exchange for approximately $119,000.

o Services were provided by and received from a shareholder in the net amount of approximately $317,000 in revenues.


1999

o Issued 271,296 shares of common stock to certain directors of the Company in satisfaction of amounts owed for unpaid Directors fees and other services rendered.

o Consulting services were provided to the Company by a shareholder in exchange for $100,000.


     15. Significant Vendors During the year ended June 30, 1999, the Company purchased long- distance services for resale from two vendors which accounted for approximately 25% of total cost of sales. There was no significant concentration of purchases during the year ended June 30, 2000.

     16. Asset Purchas e and Acquisit ions Intelesis Group On October 29, 1999, one of the Company's wholly-owned subsidiaries signed an agreement with The Intelesis Group, Inc. (Intelesis) to acquire certain assets in exchange for a combination of shares of common stock, cash, and assumption of certain liabilities. The Company paid total consideration of $150,000 cash, contributed a note receivable of approximately $621,000, and issued 899,807 shares of common stock.


------------------------------------------------------------------------------

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


------------------------------------------------------------------------------




Atcall, Inc.
On March 22, 2000 the Company acquired certain assets of Atcall, Inc. from the debtor in possession under a Chapter 11 proceeding of the United States Bankruptcy court. The purchase price paid for the acquired assets included the assumption of certain indebtedness on a limited recourse basis in the amount of approximately, $1,500,000, the assumption of $165,000 of indebtedness on a fully recourse basis, and the issuance of 365,044 restricted shares of common stock.


As of June 30, 2000, management has determined that the assets acquired in the above acquisitions are impaired as defined in note 1, therefore, these assets have been written down to reflect their undiscounted future cash flows.


Brittan Communications International Corporation On January 27, 1999, the Company purchased approximately 80,000 long distance customers of Brittan Communications International Corporation (BCI) from RFC in a foreclosure sale for approximately $1,8 million term loan, and the issuance of 300,000 warrants to RFC valued at $75,000. The warrants entitle the holder to purchase 300,000 shares of Common Stock at $1.33 per share during a five year period and were valued using the Black Scholes model. The term loan is reduced by 80% of the excess of the fair market value of the Company's common stock at the exercise date over the $1.33 exercise price.


The acquired customer base has been recorded in customer acquisition costs and is amortized by applying the estimated attrition rate of the purchased customer base of 8% per month against the unamortized balance of the previous month (declining balance method) switching to the straight line method when the straight line method results in greater amortization over an 18 month period.


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                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


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     16. Asset Purchas e and Acquisit ions Continued

SA Telecom
On July 22, 1998, the Company's wholly owned subsidiary, USC Telecom, Inc. (USC Telecom), acquired the asset of SA Telecommunications, Inc. (SA Telecom), a switch based, long- distance telecommunications carrier serving customers primarily in Texas and California for approximately $3.47 million in cash, approximately $5.4 million of Series C Preferred Stock and the assumption of approximately $4 million in debt.


The Company accounted for the SA Telecom acquisition using the purchase method of accounting. Accordingly, the results of operations of the acquired business are included in the Company's consolidated results of operations from the date of acquisition. The Company booked an asset for customer acquisition costs of approximately $8.7 million. Amortized by applying the estimated attrition rate of the acquired customer base per month against the unamortized balance of the previous month (declining balance method) switching to the straight line method when the straight line method results in greater amortization over a three-year period.


ACMI
In January 1999, the Company acquired substantially all of the assets of Limit, LLC, doing business as ACMI (ACMI), a network marketing company with approximately 2,500 independent agents. In connection with this transaction, the Company issued 1 million shares of its common stock for assets primarily consisting of the independent agent contracts, a debit card platform, and the associated assets. The results of operations related to the ACMI acquisition do not have a material effect on the operations of the Company and, as a result, pro forma information is not presented.



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                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


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     17.  Fair  Value  of  Financial  Instruments  The  Company's  financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amount of notes payable approximates fair value as the individual borrowings bear interest at market interest rates.


     18. Commitments and Contingencies On January 26, 2000, WorldCom Network Services, Inc. and MFS Telecom, Inc. (collectively WorldCom) filed suit against the Company and USC Telecom in the United States District Court for the District of Delaware (Cause no. 00-049) alleging damages under the filed rate doctrine of the Communications Act of 1934, for breach of contract, quantum meruit, and unjust enrichment in the amount of $7,800,000 arising out of service allegedly provided to customers acquired by USC Telecom from SA Telecommunications, Inc. and its subsidiaries in their combined bankruptcy proceedings. The Company disputes the amount owed and believes that the claims made by WorldCom include amounts for services incurred long after WorldCom was directed to terminate the services. Additionally, the Company believes that a significant portion of the amount claimed by WorldCom is duplicative of claims made by WorldCom against EqualNet Corporation, which were addressed in its reorganization plan under its first bankruptcy. The Company cannot accurately determine the extent of either USC Telecom's or the Company's exposure, if any, in these proceedings. No amounts have been accrued in the financial statements relating to this litigation.


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                                                                            F-34

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                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


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On November 4, 1999, Comdisco, Inc. (Comdisco) filed suit against the Company in the United States District Court for the Southern District of Texas (Cause No. H-99-3872) alleging damage for breach of contract and promissory estoppel arising out of failure to pay for the purchase of certain assets in the amount of $155,000. The Company disputes the allegations of Comdisco. The Company listed the amount due Comdisco as a claim in its first bankruptcy, and asserts this is a liability of EqualNet Corporation in its bankruptcy proceeding, and not a liability of the Company. It is impossible at this time to state with any degree of certainty the ultimate exposure of the Company in this matter. No amounts have been accrued in the financial statements relating to this litigation.

     18. Commitments and Contingencies Continued

On September 21, 1998, Cyberserve, Inc., WSHS Enterprises, Inc. and William Stuart (collectively Bluegate) filed suit against the Company and Netco Acquisition LLC (Cause No. 98-45115) alleging damages for breach of contract and other alleged claims. The lawsuit arose out of matters relating to a letter of intent wherein the Company proposed to purchase certain assets of Cyberserve, Inc. and WSHS Enterprises, Inc., subject to, among other things, the performance of due diligence by the Company. The damages Bluegate alleges it incurred were as a result of, among other things, the claimed modification of its business to its detriment in anticipation of the integration of its operations with those of the Company. It is imposible to determine with any degree of certainty what, if any, liability the Company or any of its subsidiaries may incur in this matter. No amounts have been accrued in the financial statements relating to this litigation.


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                                                                            F-35

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                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


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As part of EqualNet's plan of reorganization under its bankruptcy proceedings,
EqualNet was required to issue 3 million shares of the Company's common stock to the Unsecured Creditor's Trust (the Trust) for the benefit of holders of unsecured claims. The Trust may sell up to 375,000 shares of the common stock during each of the first four consecutive six month period following the effective date of the original reorganization plan. If the gross proceeds, prior to commissions, of the Trust's stock sales in any six month period are less than the average price of a $1 per share, then the Company is required to pay the Trust an amount of cash to make up the difference.


EqualNet's reorganization also calls for the Company to issue additional shares of Common stock of the Company if the Company's stock is trading at less than a $1 after two years from the effective date of the Plan of Reorganization.


The Company from time to time is involved in what it believes to be routine litigation, or other legal proceedings that may be considered as part of the ordinary course of its business. The Company does not believe that the adverse determination of any such claims would have a material adverse effect on either the results of operations or the financial condition of the Company.


     19. Recent Accounting Pronouncements SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and amended by SFAS No. 138, issued in June 2000. The requirements of SFAS No. 133, as amended, will be effective for the Company in the first quarter of the fiscal year beginning July 1, 2001. The standard establishes accounting and reporting standards for derivative instruments embedded in other contracts and for hedging activities. Under the standard, certain contracts that were not formerly considered derivatives may now meet the definition of a derivative. The Company has determined SFAS 133 to have no impact on the Company's financial position and results of operations because the Company has no derivative activity.


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                                                                            F-36

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


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SFAS No. 140, Accounting for Transfers and Servicing of Financial
Assets and Extinguishments of Liabilities, was issued in September 2000. SFAS No. 140 is a replacement of SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Accounting Standards Board (FASB), and some were changed only in minor ways. In issuing SFAS No. 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Management does not expect the adoption of SFAS No. 140 to have a significant impact on the financial position or results of operations of the Company.


Staff Accounting Bulletin No. 101 ("SAB 101"), Revenue Recognition in Financial Statements, was issued in December 1999. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. SAB 101 is effective for the Company beginning April 1, 2001. The Company does not believe SAB 101 will have a material effect on its financial position or results of operations.


     20. Subsequent Events Subsequent to June 30, 2000, the following significant items have occurred:

   o The Company's rights to certain switching equipment were terminated due to foreclosure by the D-Tel Network, LLC (a company managed by a shareholder), on a promissory note in default.

   o The Company filed a voluntary petition for relief under Chapter 11 of the United States bankruptcy code on August 9, 2000 (See note 2).


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                                                                            F-37

                             EQUALNET COMMUNICATIONS CORP. AND SUBSIDIARIES

                                 Notes to Consolidated Financial Statements
                                                                       Continued


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   o    The Company entered into an asset purchase agreement with CCC Globalcom
        Corporation (CCC) on April 5, 2001. Under the agreement, CCC agreed to purchase substantially all of the assets of the Company in exchange for $500,000 cash and the assumption of certain liabilities and commitments totaling $7,500,000.

  o The Company's wholly owned subsidiaries, EqualNet and USC Telecom changed their names to Erudite
        Communications, Inc. and Rident Communications, Inc., respectively.



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                                                                            F-38

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